Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of Becton, Dickinson and Company of our report dated November 26, 2014, except for Note 6, as to which the date is March 13, 2015, with respect to the consolidated financial statements of Becton, Dickinson and Company and our report dated November 26, 2014, with respect to the effectiveness of internal control over financial reporting of Becton, Dickinson and Company, included in this Current Report on Form 8-K.

Commission File Nos.:

(1)	Registration Statements on Form S-8 Nos. 33-23055, 33-33791, 33-64115, 333-11885, 333-16091, 333-118235, 333-147594, 333-161129, 333-161215 and 333-170821 of Becton, Dickinson and Company,

(2)	Registration Statements on Form S-3 Nos. 333-23559, 333-38193, 333-104019, 333-134143, 333-159102 and 333-183059 of Becton, Dickinson and Company, and,

(3)	Registration Statement on Form S-4 No. 333-199830 of Becton, Dickinson and Company.

/s/ Ernst & Young LLP

New York, New York

March 13, 2015